UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2007

Antares Pharma, Inc.

(Exact Name of Registrant Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	1-32302 (Commission File Number)	41-1350192 (I.R.S. Employer Identification No.)

250 Phillips Blvd., Suite 290, Ewing, NJ	08618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 609-359-3020

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 29, 2007, Antares Pharma, Inc., a Delaware corporation (the “Company”), entered into a Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”), with institutional and other accredited investors (the “Purchasers”) to sell an aggregate of 10,000,000 shares of its common stock (the “Shares”) at a price of $1.60 per share and warrants to purchase an aggregate of 3,500,000 shares of its common stock (the “Warrants”) with an exercise price of $2.00 per share (the “Private Placement”). The closing of the Private Placement occurred on July 9, 2007.

The Private Placement resulted in gross proceeds of $16 million to the Company before deducting the placement agents’ fees and expenses of approximately $1,145,000, as well as the other transaction expenses payable by the Company. Oppenheimer & Co. Inc. acted as the lead placement agent and Punk, Ziegel & Company and BMO Capital Markets Corp. acted as co-placement agents to the Company for this transaction. In connection with the Private Placement, the Company also issued warrants to purchase 300,000 shares of its Common Stock to the placement agents, with the same exercise price and other terms as contained in the warrants issued to the Purchasers in the Private Placement.

The Shares and the Warrants were offered and sold to institutional and other accredited investors without registration under the Securities Act or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. Each of the certificates representing shares of Common Stock and each of the Warrants issued and sold in the Private Placement contain restrictive legends preventing the sale, transfer or other disposition of such shares and Warrants unless registered under the Securities Act. As described in Item 1.01 of this current report, the Company has agreed to file a registration statement for the resale of the Shares and the shares of common stock underlying the Warrants. This current report is not an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 8.01 Other Events.

On July 10, 2007, the Company issued a press release announcing the closing of the Private Placement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated July 10, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.
Date: July 11, 2007	By: ROBERT F. APPLE
Robert F. Apple Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press Release, dated July 10, 2007